                                                                    EXHIBIT 10.3

                AGREEMENT REGARDING SCHEDULES AND OTHER MATTERS


         This Agreement regarding Schedules and Other Matters is made as of September 11, 1998 by and among Crescent Operating, Inc., a Delaware corporation ("COI"), Gerald W. Haddock ("Haddock"), John C. Goff ("Goff") and Harry H. Frampton, III ("Frampton"). Haddock, Goff and Frampton are collectively referred to herein as the "CDMC Parties."

                                   RECITALS:

         A. The parties hereto are entering into that certain agreement of limited partnership (the "Partnership Agreement") relating to COPI Colorado, L.P., a Delaware limited partnership (the "Partnership"), and are simultaneously entering into a Contribution Agreement of even date herewith that pertains to, among other things, the terms and conditions pursuant to which COI and the CDMC Parties will make capital contributions to the Partnership (the "Contribution Agreement").

         B. Sections 2.1(b) ("Subsidiaries"), 2.8 ("Material Adverse Changes"), 2.9 ("Undisclosed Liabilities"), 2.10 ("Litigation"), 2.12 ("Contracts"), 2.13 ("Assets") and 2.15 ("Guarantees") of the Contribution Agreement refer to schedules (the "Schedules") that qualify the representations and warranties set forth in such sections of the Contribution Agreement (the "Sections").

         C. Section 5.6(b) of the Contribution Agreement recites that the parties have entered into the Arbitration Agreement with respect to the Contribution Agreement and certain other matters.

         D. Notwithstanding the references in the Sections to the Schedules, as of the effective date of the Contribution Agreement the Schedules have not been completed and, as a result, the Schedules are not attached to the Contribution Agreement.

         E. Notwithstanding the recitation in Section 5.6(b) of the Contribution Agreement that the parties have entered into the Arbitration Agreement, as of the effective date the Arbitration Agreement has not been completed and, as a result, the parties have not entered into such agreement.

         F. COI and the CDMC Parties wish to memorialize their understanding regarding, among other things, the matters described above.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. To induce COI to enter into the Contribution Agreement and the Partnership Agreement, to make the COI Contribution and to perform the other obligations to be performed by COI pursuant to the Contribution Agreement and the Partnership Agreement, each of the CDMC Parties severally:

         (a) represents and warrants to COI that the CDMC Parties have provided to COI all information necessary to render all of their respective representations and warranties in the Contribution Agreement true, correct and complete (such provided information constituting the "Provided Disclosure Information"); and

         (b) covenants that the Schedules, when completed and delivered to COI and appended to the Contribution Agreement, will contain no information that differs in any material respect from the Provided Disclosure Information (the Schedules as described collectively constituting "Conforming Schedules").

         2. The representations, warranties and covenants set forth in paragraph 1 above shall constitute representations, warranties and covenants made under, and subject to all of the terms and conditions of, the Contribution Agreement to the same extent as if set forth in full therein; provided, however, that the representations and warranties set forth in paragraph 1 above shall be of no further force or effect upon and after such time as the CDMC Parties deliver Conforming Schedules to COI.

         3. The Arbitration Agreement shall be on substantially the same terms and conditions as the form of arbitration agreement set forth as Exhibit A hereto (the "Exhibit A Arbitration Agreement").

         4. In the event that the CDMC Parties fail to deliver Conforming Schedules to COI within thirty (30) days of the effective date hereof, COI shall have the unilateral right and power, at its option, and notwithstanding anything to the contrary in the Partnership Agreement or the Contribution Agreement, (a) to rescind the Contribution Agreement and to obtain the return of the COI Contribution (and/or the proceeds thereof) in full, plus accrued interest thereon calculated at an annual rate of eight percent (8%), or (b) to cause a dissolution of the Partnership and to wind-up of the Partnership in accordance with the procedures set forth therein, or (c) to make such adjustment in the value of the CDMC Contribution, and to make such corresponding adjustment to the respective capital accounts and percentage interests of COI and the CDMC Parties under the Partnership Agreement, as COI shall determine in its reasonable discretion (the "Adjustments"). In the event that COI elects to make the Adjustments pursuant to clause (b) of the immediately- preceding sentence, COI shall notify the CDMC promptly of the Adjustments and the CDMC Parties shall have ten (10) days following their receipt of such notification within which to object to the Adjustments. In the event that COI and the CDMC Parties are unable thereafter to resolve their dispute within ten (10) days following the date on which the CDMC Parties notify COI of their objection to the Adjustments, the dispute shall be resolved pursuant to paragraph 5 hereof. The failure of the CDMC Parties to object to the Adjustments within the specified time period shall be deemed to constitute their irrevocable and unconditional acceptance thereof.

         5. The provisions of the Arbitration Agreement (or, if the Arbitration Agreement is not then in full force and effect, the provisions set forth in the Exhibit A Arbitration Agreement) shall apply, and shall constitute the exclusive remedy applicable, to any disputes that may arise among the parties with respect to this Agreement.

         6. All undefined capitalized terms used herein have the same meanings respectively ascribed to them in the Contribution Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement regarding Schedules and Other Matters as of the date first above written.


                                           CRESCENT OPERATING, INC.,
                                            a Delaware corporation



                                           by:/s/ JEFFREY L. STEVENS
                                              ----------------------------------
                                              Jeffrey L. Stevens, Executive Vice
                                               President



                                           /s/ GERALD W. HADDOCK
                                           -------------------------------------
                                           GERALD W. HADDOCK



                                           /s/ JOHN C. GOFF
                                           -------------------------------------
                                           JOHN C. GOFF



                                           /s/ HARRY H. FRAMPTON, III
                                           -------------------------------------
                                           HARRY H. FRAMPTON, III